UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2015

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2015, DDR Corp. (the “Company”) held its annual meeting of shareholders. The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.	Nine directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Terrance R. Ahern	334,049,282	6,025,639	97,934	8,549,262
James C. Boland	335,820,382	4,248,112	103,907	8,549,262
Thomas Finne	335,101,022	4,971,832	100,001	8,549,262
Robert H. Gidel	334,703,691	5,366,838	102,326	8,549,262
Victor B. MacFarlane	334,135,260	5,934,354	103,240	8,549,262
David J. Oakes	338,499,277	1,470,530	203,047	8,549,262
Alexander Otto	337,879,116	2,203,050	90,689	8,549,262
Scott D. Roulston	335,019,728	5,051,556	101,571	8,549,262
Barry A. Sholem	334,728,330	5,340,322	104,203	8,549,262

2.	The shareholder advisory vote regarding the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
336,172,959	3,681,582	318,314	8,549,262

3.	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015 was approved by the following vote:

For	Against	Abstain
348,209,634	333,606	178,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

Date:	May 13, 2015	By:	/s/ David E. Weiss
		Name:	David E. Weiss
		Title:	Executive Vice President and General Counsel